Exhibit 99.1

NEWS RELEASE For release at 4:00 p.m. EST, 1/31/05 Contact: Julie Blystone Toll free ofc. (877) 988-8048 Fax (715) 424-3414 Email- pr@renlearn.com

2911 Peach Street• P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning® Announces Fourth Quarter Financial Results

WISCONSIN RAPIDS, Wis., — January 31, 2005 — Renaissance Learning®, Inc., (Nasdaq: RLRN), a leading provider of learning information systems and school improvement programs for pre-K-12 schools, today announced financial results for the quarter and year ended December 31, 2004.  Revenues for the fourth quarter of 2004 were $25.8 million, a decrease of 17.8% from fourth quarter 2003 revenues of $31.4 million.  Net income for the quarter was $5.2 million, or $0.17 per share, compared to net income of $7.6 million, or $0.25 per share for the fourth quarter of 2003.

Revenues for the twelve-month period ended December 31, 2004 were $114.0 million, down 12.6% from 2003 revenues of $130.5 million.  Net income for 2004 was $22.7 million, or $0.73 per share, compared to net income of $32.5 million, or $1.04 per share for 2003.

“Fourth quarter order rates were similar to third quarter 2004 and last year’s fourth quarter,   excluding one large district  contract signed in the fourth quarter last year,” stated John R. Hickey, President and Chief Executive Officer of Renaissance Learning, Inc. “Deferred revenue increased by  approximately $1 million in the fourth quarter and we continue to be impacted by the transition to our new subscription-based model, as well as by the longer selling cycles to districts and Renaissance Place enterprise-wide applications.   Despite the extended selling cycle, we now have over 4,000 schools who have taken the first step and ordered Renaissance Place applications.  We are confident that orders for Renaissance Place will be strong as districts begin planning for the 2005-2006 school year.”

The Company is announcing six initiatives which are expected to significantly enhance growth in 2005 and beyond.  These are:  (1) Continued focus on Renaissance Place with a goal of more than doubling Renaissance Place installations in 2005; (2) The recently announced proposed merger with AlphaSmart, Inc., and related initiatives to enhance sales of Renaissance’s writing software solutions;  (3) Providing enhanced versions of StandardsMaster with a wider range of content and assessments; (4) Adding additional marketing resources to the selling of English In a Flash, which is being well received by the large and growing ELL market;  (5) Leverage the new web-based version of the popular Accelerated Reader solution to roll out a national Renaissance Summer Reading Program to help students retain and grow their reading skills through the summer months; and (6) Divest the Generation21 subsidiary which has not achieved profitability.

“I believe the new products and initiatives will help us get back to significant growth levels.”  noted Hickey.  “While 2005 will be a critical transition year with some added costs to implement these strategies, including one-time transitional expenses related to Generation21 and AlphaSmart, Inc. and higher product development costs, we expect to achieve growth in both revenue and profit for 2005 and the long-term outlook looks very promising.”

Renaissance Learning added about 300 new customer schools in the U.S. and Canada during the quarter, bringing total North American schools using Company products to over 67,000.  Of these, over 63,000 use the Company’s reading products and about 25,000 use math. The Company also added over 800 new Renaissance Place customers in the quarter, bringing the total customer schools using Renaissance Place to over 4,000.

The Company will hold a conference call at 4:00 p.m. CST today to discuss its financial results, quarterly highlights and business outlook.  The teleconference may be accessed in listen-only mode by dialing 888-868-9083 at 4:00 p.m. CST.  Please call a few minutes before the scheduled start time to ensure a proper connection.

A digital recording of the conference call will be made available on January 31, 2005 at 8:00 p.m. through February 7, 2005 at 11:59 p.m.  The replay dial-in is 877-519-4471.  The conference ID number to access the replay is 5579163.

Renaissance Learning®, Inc.

Renaissance Learning, Inc., is a leading provider of research-based learning information systems software, school improvement programs, teacher training and consulting. Adopted by more than 67,000 schools, Renaissance information technology products give students and teachers continuous constructive feedback that helps motivate students, dramatically accelerate learning, improve test scores, and help students master all standards, while reducing teacher paperwork.  Renaissance Learning has six U.S. locations and subsidiaries in Australia, Canada, India, and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding growth initiatives, management’s revenue and profit expectations for future periods, the introduction and acceptance of new products and services, and new marketing approaches.  Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include risks associated with the implementation of the Company’s strategic growth plan and other risks affecting the Company’s business as described in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2003 Annual Report on Form 10-K and later filed Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

ADDITIONAL INFORMATION

AlphaSmart, Inc. and the Company intend to file a registration statement on Form S-4, which will include a proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction involving AlphaSmart and the Company.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION.  Investors and security holders may obtain free copies of these documents and other documents filed with the SEC when they become available at the SEC's web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AlphaSmart at AlphaSmart's web site at www.alphasmart.com or by contacting AlphaSmart investor relations at IR@alphasmart.com or via telephone at (408) 355-1029.  Investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing such requests to Renaissance Learning, Inc., Attention: Corporate Secretary, 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54995 or via telephone at (715) 424-3636.  The Company, AlphaSmart and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AlphaSmart in connection with the merger transaction.  Information regarding directors and executive officers of AlphaSmart and the Company and their respective interests in the proposed transaction will be available in the proxy/prospectus of AlphaSmart and the Company described above and other relevant materials to be filed with the SEC.

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RENAISSANCE LEARNING®, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollar amounts in thousands, except per share amounts)

            (unaudited)

	Three Months		Twelve Months
	ended December 31,		ended December 31,
	2004	2003	2004	2003
Net sales:
Products	$20,611	$26,335	$92,326	$107,863
Services	5,181	5,052	21,722	22,681
Total net sales	25,792	31,387	114,048	130,544

Cost of sales:
Products	1,268	2,222	6,419	10,826
Services	2,193	2,344	10,322	10,256
Total cost of sales	3,461	4,566	16,741	21,082

Gross profit	22,331	26,821	97,307	109,462

Operating expenses:
Product development	3,961	4,074	16,803	17,000
Selling and marketing	7,519	7,905	33,022	30,623
General and administrative	3,031	3,016	13,086	13,593

Total operating expenses	14,511	14,995	62,911	61,216

Operating income	7,820	11,826	34,396	48,246

Other income (expense), net	445	281	1,639	2,266

Income before taxes	8,265	12,107	36,035	50,512

Income taxes	3,058	4,480	13,333	17,971

Net income	$5,207	$7,627	$22,702	$32,541

Earnings per share:
Basic	$0.17	$0.25	$0.73	$1.05
Diluted	$0.17	$0.25	$0.73	$1.04

Weighted average shares outstanding:
Basic	31,018,228	30,864,276	31,046,200	31,110,578
Diluted	31,109,686	31,114,936	31,199,811	31,305,431

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RENAISSANCE LEARNING®, INC.

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands)

	December 31,	December 31,
	2004	2003

ASSETS:
Current assets:
Cash and cash equivalents	$27,460	$62,524
Investment securities	25,103	42,825
Accounts receivable, net	8,969	13,352
Inventories	2,375	2,354
Prepaid expenses	1,227	1,352
Deferred tax asset	3,800	3,743
Other current assets	452	889
Total current assets	69,386	127,039

Investment Securities	21,003	6,485
Property, plant and equipment, net	19,130	20,536
Deferred tax asset	1,620	1,795
Other assets	3,585	3,746

Total assets	$114,724	$159,601

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$2,667	$3,144
Deferred revenue	17,554	10,875
Payroll and employee benefits	3,069	3,153
Income taxes payable	925	2,295
Other current liabilities	3,934	4,869
Total current liabilities	28,149	24,336
Deferred revenue	620	800
Deferred compensation	1,354	958
Total liabilities	30,123	26,094

Minority interest	184	177

Total shareholders' equity	84,417	133,330

Total liabilities and shareholders' equity	$114,724	$159,601

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